Exhibit 4.1

INDENTURE
Dated as of June 30, 2009
Among
OXFORD INDUSTRIES, INC.,
THE GUARANTORS NAMED ON SCHEDULE I HERETO,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
11.375% SENIOR SECURED NOTES DUE 2015

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	15.03
(c)	15.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 15.02
(d)	7.06; 15.02
314 (a)	4.03; 15.02; 15.05
(b)	11.05
(c)(1)	15.04
(c)(2)	15.04
(c)(3)	N.A.
(d)	11.05
(e)	14.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 15.02
(c)	7.01
(d)	7.01
(e)	6.14
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317 (a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318 (a)	15.01
(b)	N.A.
(c)	15.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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SCHEDULES

Schedule I Guarantors

EXHIBITS

Exhibit A Form of Note
Exhibit B Form of Certificate of Transfer
Exhibit B-1 Form of Certificate for Acquiring Institutional Accredited Investor
Exhibit C Form of Certificate of Exchange
Exhibit D Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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          INDENTURE, dated as of June 30, 2009, among Oxford Industries, Inc., a Georgia corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee.
W I T N E S S E T H
          WHEREAS, the Issuer has duly authorized the creation of an issue of $150,000,000 aggregate principal amount of 11.375% Senior Secured Notes due 2015 (the “Initial Notes”);
          WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture;
          WHEREAS, all things necessary (i) to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Issuer, all in accordance with their respective terms, have been done; and
          NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, as the case may be, bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “ABL Obligations” means (x) the Indebtedness and other obligations which are secured by a Lien on the Collateral permitted by clause (b) of the definition of “Permitted Liens” (or to the extent designated to the Trustee in an Officer’s Certificate of the Issuer, clause (q) of the definition of “Permitted Liens”) and (y) obligations in respect of “Bank Products” (as defined in the Intercreditor Agreement) that are permitted to be secured pursuant to the definition of “Permitted Liens.”
          “ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
          “Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (1) existing at the time such other Person is consolidated or merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person, or (2) assumed in connection with the acquisition of assets from such other Person, in each case, whether or not such Indebtedness is incurred in connection with, or in contemplation of such acquisition, as the case may be. Notwithstanding the foregoing, Acquired Indebtedness shall not include Indebtedness of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is consolidated or merged with or into, such specified Person.

          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes issued in exchange for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 4.05 and 4.08, it being understood that any Notes issued in exchange for or replacement of any Notes shall not be Additional Notes.
          “Adjusted Treasury Rate” means the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for the redemption date, calculated in accordance with standard market practice.
          “Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person’s (or any of such Person’s direct or indirect parent’s) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
          “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:
     (1) any Capital Stock of any Restricted Subsidiary;
     (2) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Restricted Subsidiary; or
     (3) any other properties or assets (including any transfer by written contract by the Issuer or any Restricted Subsidiary to any other Person of any of its rights to receive all or a portion of the proceeds from the sale by the Issuer or any Restricted Subsidiary of any such asset or properties) of the Issuer or any Restricted Subsidiary other than in the ordinary course of business.
          For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets
     (A) that is governed by the provisions of Section 5.01;

     (B) that is by the Issuer to any Restricted Subsidiary or by any Restricted Subsidiary to the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that no transfer of Note Priority Collateral to a Restricted Subsidiary that is not a Guarantor shall be included in the exception created by this clause (B),
     (C) that would be within the definition of “Restricted Payment” in Section 4.06 and would be permitted to be made as a Restricted Payment under Section 4.06,
     (D) that is a disposition of Receivables and Related Assets in a Qualified Securitization Transaction for the Fair Market Value thereof including cash or Cash Equivalents in an amount at least equal to 75% of the Fair Market Value thereof,
     (E) that are obsolete, damaged or worn out equipment or otherwise unsuitable for use in the ordinary course of business,
     (F) that is the disposition of Capital Stock of an Unrestricted Subsidiary,
     (G) that is the sale or other disposition of cash or Cash Equivalents,
     (H) that is the issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary (other than a Securitization Entity),
     (I) that is the sale, transfer or disposition deemed to occur in connection with creating or granting any Liens permitted by Section 4.08,
     (J) that is the transfer of assets in connection with an Investment permitted by clause (8) or clause (13) of the definition of “Permitted Investment,”
     (K) the Fair Market Value of which in the aggregate does not exceed $5 million in any transaction or series of related transactions, or
     (L) consisting of the licensing of any intellectual property in the ordinary course of business of the Issuer and its Restricted Subsidiaries.
          “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.
          “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
          “Board of Directors” means the board of directors or comparable governing body of the Issuer or any Guarantor, as the case may be, or any duly authorized committee of such board or comparable governing body.
          “Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the

Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
          “Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.
          “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
          “Cash Equivalents” means
     (1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,
     (2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s or any respective successor agency,
     (3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency,
     (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition,
     (5) demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured, and
     (6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5).
     “Change of Control” means the occurrence of any of the following events:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Issuer;

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;
     (3) the Issuer consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries’ assets to any Person, or any Person consolidates with or merges into or with the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where
     (A) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Issuer as a Restricted Payment under Section 4.06 (and such amount shall be treated as a Restricted Payment for purposes of Section 4.06) and
     (B) immediately after such transaction, no “person” or “group” is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or
     (4) the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.
For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Issuer will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.
          “Clearstream” means Clearstream Banking, Société Anonyme.
          “Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of (i) the Security Documents (other than the Intercreditor Agreement) or (ii) the last sentence of Section 5.4(a) of the Intercreditor Agreement, including the Liens, if any, required pursuant to the provisions of this Indenture.
          “Collateral Account” means the collateral account established pursuant to Section 12.01.
          “Collateral Agent” means the Trustee, in its capacity as Collateral Agent for the holders of Notes and Permitted Additional Pari Passu Obligations, together with its successors in such capacity.
          “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices and which does not increase the amount of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder.
          “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming the Notes matured on July 15, 2012).
          “Comparable Treasury Price” means either (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.
          “Consolidated EBITDA” means for any period, the sum, without duplication, of Consolidated Net Income (Loss), and (A) in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense and (iii) Consolidated Non-cash Charges for such period, of such Person all determined in accordance with GAAP, less (B) (i) all non-cash items increasing or decreasing Consolidated Net Income for such period and (ii) all cash payments during such period relating to Consolidated Non-cash Charges added back to Consolidated Net Income (Loss) pursuant to clause (A)(iii) or (B)(i) above in any prior period for purposes of calculating Consolidated EBITDA for such prior period; provided that Consolidated EBITDA shall exclude (x) gain or loss on early retirement of Indebtedness and (y) any charges incurred as a result of LIFO adjustments.
          “Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period of the most recent four fiscal quarters for which consolidated financial statements of the Issuer are available (the “Four Quarter Period”), the ratio of
     (a) Consolidated EBITDA for such Four Quarter Period to
     (b) Consolidated Interest Expense for such Four Quarter Period (but excluding from Consolidated Interest Expense for this purpose (i) the amortization, expensing or write-off of deferred financing fees relating to the incurrence of Indebtedness and (ii) the accretion of original issue discount on the Initial Notes and any Exchange Notes issued in exchange therefor), in the case of each of clauses (a) and (b) after giving pro forma effect to:
     (1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such Four Quarter Period;
     (2) the incurrence, repayment or retirement of any other Indebtedness by the Issuer and its Restricted Subsidiaries since the first day of such Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such Four Quarter Period);

     (3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such Four Quarter Period; and
     (4) any acquisition or disposition by the Issuer and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such Four Quarter Period and prior to the date of determination, assuming such acquisition or disposition had been consummated on the first day of such Four Quarter Period;
provided that
     (1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire Four Quarter Period and (B) which was not outstanding during the Four Quarter Period which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate;
     (2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Four Quarter Period; and
     (3) whenever pro forma effect is to be given to an acquisition or disposition, such pro forma calculation will be determined in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.
          “Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.
          “Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of
     (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation,
     (1) amortization of debt discount,
     (2) the net cost (benefit) associated with Interest Rate Agreements (including amortization of discounts),
     (3) the interest portion of any deferred payment obligation,
     (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and
     (5) accrued interest, plus

     (b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and
     (2) all capitalized interest of such Person and its Restricted Subsidiaries, plus
     (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, plus
     (d) dividend requirements of the Issuer with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Issuer or such Restricted Subsidiary, as the case may be).
          “Consolidated Net Income (Loss)” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,
     (1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),
     (2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Restricted Subsidiaries,
     (3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,
     (4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,
     (5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter, any agreement or applicable law, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any Restricted Subsidiary,
     (6) any net gain or loss arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,
     (7) any non-cash goodwill or intangible asset impairment charges resulting from the application of SFAS No. 142,
     (8) any non-cash charges incurred relating to the underfunded portion of any pension plan,
     (9) any non-cash charges resulting from the application of SFAS No. 123,

     (10) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,
     (11) any non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards, and
     (12) any non-cash impairment charges recorded with respect to long-lived assets in connection with the application of SFAS No. 144 and any non-cash write-downs attributable to joint ventures held by the Issuer or any of its Restricted Subsidiaries under APB 19.
          “Consolidated Net Tangible Assets” of any Person means, for any period, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the Issuer’s most recent consolidated balance sheet and computed in accordance with GAAP.
          “Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).
          “Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries that would be required to be reflected on a consolidated balance sheet (excluding the notes thereto) of the Issuer as of such date.
          “Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on the date of determination to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recent four fiscal quarter period, ending prior to such date for which the Issuer has consolidated financial statements available, in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 15.02 or such other address as to which the Trustee may give notice to the Holders and the Issuer.
          “Credit Agreement” means the Second Amended and Restated Credit Agreement, dated August 15, 2008, as amended, among the Issuer and certain of its Subsidiaries, as borrowers thereunder, the Issuer’s Subsidiaries which are guarantors thereof, certain lenders party thereto, and certain agents party thereto, together with the related documents, instruments and agreements executed in connection therewith (including, without limitation, any guarantees, notes and security documents), as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including increasing the amount available for borrowing thereunder and including refinancing with the same or different lenders or agents or any agreement extending the maturity of, or increasing the commitments to extend, Indebtedness or any commitment to extend such Indebtedness, and any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders).

          “Credit Facility” means one or more credit or debt facilities (including, without limitation, any credit or debt facilities provided under the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders).
          “Currency Hedging Agreements” means foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and that relate to (1) Indebtedness of the Issuer or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Issuer or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder.
          “Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), (e) or (f), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Non-cash Consideration” means the Fair Market Value, as set forth in an Officer’s Certificate, of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale.
          “Discharge of ABL Obligations” has the meaning provided in the Intercreditor Agreement.
          “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Issuer who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
          “Equity Offering” means any public offering or private sale for cash of common stock (other than Redeemable Capital Stock) of the Issuer (other than public offerings with respect to a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).

          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.
          “Exchange Notes” means any notes issued in exchange for the Notes pursuant to Section 2.06(f).
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Excluded Subsidiary” shall mean any Person acquired or formed after August 15, 2008 which (i) is a Subsidiary of the Issuer, (ii) is not a wholly owned Subsidiary of the Issuer and (iii) is (or whose parent is) contractually prohibited from becoming a Guarantor or granting a Lien in favor of the Collateral Agent or having its Capital Stock pledged to secure the Indenture Obligations and any Permitted Additional Pari Passu Obligations; provided, however, if such Subsidiary is not contractually prohibited from taking all of the actions described in clause (iii) above, then it shall be deemed an “Excluded Subsidiary” only with respect to the actions which it or its parent is contractually prohibited from taking.
          “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Issuer acting in good faith.
          “Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that (x) is not organized under the laws of the United States or any state thereof or the District of Columbia, or (y) was organized under the laws of the United States or any state thereof or the District of Columbia and that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement (including, without limitation, Oxford Private Limited of Delaware, Inc.).
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d), 2.06(f) or 2.06(j).
          “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations made pursuant to Article 13.
          “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
     (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
     (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
     (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),
     (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or
     (5) otherwise to assure a creditor against loss;
provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
          “Guarantor” means any Subsidiary which is a Guarantor of the Notes, including any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to Section 4.10, until a successor replaces such party pursuant to Section 5.01 and, thereafter, shall mean such successor.
          “Holder” means the Person in whose name a Note is registered in the Note Register.
          “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend, and the OID Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          “Indebtedness” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,
     (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
     (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,
     (4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),
     (5) all Capital Lease Obligations of such Person,
     (6) all Indebtedness referred to in clauses (1) through (5) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
     (7) all Guaranteed Debt of such Person,
     (8) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
     (9) all amounts outstanding and other obligations of such Person in respect of a Qualified Securitization Transaction, and
     (10) attributable debt with respect to sale and leaseback transactions.
For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indenture Obligations” means the obligations of the Issuer and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this

Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” has the meaning set forth in the recitals hereto.
          “Initial Purchasers” means Banc of America Securities LLC, SunTrust Robinson Humphrey, Credit Suisse Securities (USA) LLC and the other initial purchasers party to the purchase agreement related to the Notes.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.
          “Intercreditor Agreement” means the Intercreditor Agreement dated as of June 30, 2009 by and among SunTrust Bank, as initial ABL Agent, U.S. Bank National Association, as notes agent, the Trustee, the Issuer and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time.
          “Interest Payment Date” means January 15 and July 15 of each year to Maturity.
          “Interest Rate Agreements” means interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness of the Issuer or any Restricted Subsidiary.
          “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Issuer’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Issuer will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.09.
          “Issue Date” means the original issue date of the Notes under this Indenture.
          “Issuer” means Oxford Industries, Inc, a corporation incorporated under the laws of the State of Georgia, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.
          “Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Net Cash Proceeds” means
     (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of
     (1) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

     (2) provisions for all taxes payable as a result of such Asset Sale,
     (3) except in the case of Liens ranking junior to the Liens securing the Notes, payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,
     (4) in the case of an Asset Sale by a Restricted Subsidiary, distributions and other payments required to be made to minority shareholders, partners or members of such Restricted Subsidiary as a result of such Asset Sale,
     (5) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and
     (6) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; and
     (b) with respect to any issuance or sale of Subordinated Indebtedness, Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 4.06, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Non-recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person as to which the Issuer and any Restricted Subsidiary may not be directly or indirectly liable (by virtue of the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare, a default on such Indebtedness of the Issuer or any Restricted Subsidiary or cause the payment of Indebtedness of the Issuer or any Restricted Subsidiary to be accelerated or payable prior to its Stated Maturity.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations.
          “Notes” means any Note authenticated and delivered under this Indenture including Initial Notes, Exchange Notes and any Additional Notes.

          “Note Priority Collateral” means Collateral constituting Note Priority Collateral under the Intercreditor Agreement.
          “Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the offering memorandum, dated June 23, 2009, relating to the sale of the Initial Notes.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor (or, if applicable, such Guarantor’s sole member or general partner) as applicable, that meets the requirements set forth in this Indenture.
          “OID Legend” means the legend set forth in Section 2.06(g)(iv) to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “Pari Passu Indebtedness” means any Indebtedness of the Issuer that is not contractually subordinated to the Notes.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens; provided that if, after giving effect to the Incurrence thereof, the aggregate principal amount of Permitted Additional Pari Passu Obligations issued following the Issue Date would exceed $50 million (excluding any Indebtedness secured by the Note Liens in reliance on clause (q) of the definition of “Permitted Liens”), then immediately after giving effect to the incurrence of such Permitted Additional Pari Passu Obligations, the Consolidated Total Debt Ratio of the Issuer and its Restricted Subsidiaries would be less than or equal to 3.25:1.0; provided that (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Issuer has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.
          “Permitted Business” means the business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date and the business reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof.

          “Permitted Investment” means
     (1) Investments in the Issuer or any Restricted Subsidiary (other than a Securitization Entity and other than a transfer of Note Priority Collateral to a Restricted Subsidiary that is not a Guarantor) or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary (other than a Securitization Entity) or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary (other than a Securitization Entity);
     (2) Indebtedness of the Issuer or a Restricted Subsidiary described under clauses (3), (4), (5), (6) and (7) of the definition of “Permitted Indebtedness”;
     (3) Investments in any of the Notes;
     (4) Investments in Cash Equivalents;
     (5) Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale permitted by Section 4.09 to the extent such Investments are non-cash proceeds as permitted thereunder;
     (6) Investments by the Issuer or a Restricted Subsidiary in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment consists of a retained interest in transferred Receivables and Related Assets;
     (7) (x) Investments in existence on the Issue Date and (y) an Investment in any Person to the extent such Investment replaces or refinances an Investment covered by clause (x) above or this clause (y) in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the Investment under clause (y) is on terms and conditions no less favorable to the Issuer and its Restricted Subsidiaries taken as a whole than the Investment being replaced or refinanced;
     (8) Investments in a Related Business Entity in the aggregate amount outstanding at any one time of up to 2.5% of the Issuer’s Consolidated Net Tangible Assets;
     (9) Investments in a Person whose primary business is a Permitted Business acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock of the Issuer or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary) or acquired with the net cash proceeds received by the Issuer after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock of the Issuer or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary); provided that such Net Cash Proceeds are used to make such Investment within 30 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from Section 4.06(a)(3)(B);
     (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;
     (11) loans or advances to employees of the Issuer in the ordinary course of business for bona fide business purposes of the Issuer and its Restricted Subsidiaries (including travel, entertainment and moving expenses) made in compliance with applicable law;

     (12) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; and
     (13) other Investments in the aggregate amount outstanding at any one time of up to $15 million.
In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.
          “Permitted Lien” means:
     (a) any Lien existing as of the Issue Date on Indebtedness existing on the Issue Date;
     (b) any Lien with respect to the Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the Credit Agreement or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of “Permitted Indebtedness”;
     (c) any Lien arising by reason of
     (1) any judgment, decree or order of any court, so long as such Lien is promptly adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (2) taxes not yet delinquent or which are being contested in good faith;
     (3) security for payment of workers’ compensation or other insurance;
     (4) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money);
     (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuer or any Subsidiary or the value of such property for the purpose of such business;
     (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or
     (7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
     (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with or in contemplation of) the incurrence of such Indebtedness by the Issuer or any Subsidiary and which does not extend to any assets other than the assets acquired;
     (e) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Issuer or any Subsidiary;
     (f) any Lien securing obligations under Interest Rate Agreements, Commodity Price Protection Agreements and Currency Hedging Agreements;
     (g) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with this Indenture (including clause (8) of the definition of “Permitted Indebtedness”);
     (h) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;
     (i) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
     (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and
     (2) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;
     (j) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary and assets fixed or appurtenant thereto;
     (k) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary (other than a Securitization Entity);
     (l) Liens securing the Notes and the Guarantees issued on the Issue Date (and any Exchange Notes and related Guarantees issued in exchange therefor);
     (m) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;
     (n) Liens on property of any Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary permitted by Section 4.05;
     (o) Liens securing Permitted Additional Pari Passu Obligations;

     (p) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (m) and this clause (p) so long as no additional collateral is granted as security thereby; and
     (q) in addition to the items referred to in clauses (a) through (p) above, Liens of the Issuer and its Restricted Subsidiaries on Indebtedness in an aggregate amount which, when taken together with the aggregate amount of all other Liens on Indebtedness incurred pursuant to this clause (q) and then outstanding, will not exceed 7.5% of the Issuer’s Consolidated Net Tangible Assets at any one time outstanding.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “plan of reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.
          “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
          “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Issuer and any additions and accessions thereto, which are purchased or constructed by the Issuer at any time after the Issue Date; provided that
     (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 360 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,
     (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and
     (3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Issuer of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.
          “Purchase Money Security Agreement” has the meaning ascribed thereto under the definition of “Purchase Money Obligation.”

          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
          “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which (a) the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets and (b) such Securitization Entity transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry which is used to achieve a transfer of financial assets under GAAP.
          “Receivables and Related Assets” means any account receivable (whether now existing or arising hereafter) of the Issuer or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an asset securitization transaction involving accounts receivable.
          “Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.
          “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is, or upon the happening of an event or passage of time would be, required to be redeemed (at the option of the holders thereof) prior to the Maturity of the Notes (other than upon a change of control of or sale of assets by the Issuer in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to the Maturity of the Notes at the option of the holder thereof.
          “Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.
          “Reference Treasury Dealer” means each of Banc of America Securities LLC (and its successors) and any other nationally recognized investment banking firm specified from time to time by the Issuer that is a primary U.S. government securities dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.
          “Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to have the exchange or resale of such Additional Notes registered under the Securities Act.

          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.
          “Related Business Entity” means
     (1) any corporation at least 35% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by the Issuer, or
     (2) any other Person in which the Issuer, directly or indirectly, has at least 35% of the outstanding partnership, equity or other similar interests, which, in the case of (1) or (2) above, conducts its principal business as a Permitted Business.
          “Replacement Assets” means properties or assets to replace the properties or assets that were the subject of an Asset Sale or properties and assets that will be used in businesses of the Issuer or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold or Capital Stock of a Person, the principal portion of whose assets consist of such property or assets; provided that in the case of a sale of Note Priority Collateral such replacement properties or assets constitute Collateral (and in the case of a sale of Tommy Bahama Collateral, such properties or assets constitute Note Priority Collateral).
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend and the OID Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend and the OID Legend.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means any Subsidiary of the Issuer that has not been designated by the Board of Directors of the Issuer by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.14.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.

          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.
          “Securitization Entity” means a Wholly Owned Restricted Subsidiary (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Receivables and Related Assets) that, in the case of a Wholly Owned Restricted Subsidiary, engages in no activities other than in connection with the financing of Receivables and Related Assets and that is designated by the Board of Directors of the Issuer (as provided below) as a Securitization Entity and:
     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
     (1) is guaranteed by the Issuer or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
     (2) is recourse to or obligates the Issuer or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or
     (3) subjects any property or asset of the Issuer or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (b) with which neither the Issuer nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity;
     (c) to which neither the Issuer nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and
     (d) such entity is a qualified special purpose entity in accordance with GAAP.
          Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.
          “Security Agreement” means the Security Agreement, dated as of June 30, 2009, by and among the Issuer, the Guarantors, the Trustee and the Collateral Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

          “Security Documents” means the Security Agreement, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means, at any time, any Restricted Subsidiary that qualifies at such time as a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC (as in effect on the Issue Date).
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction.
          “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
          “Subordinated Indebtedness” means Indebtedness of the Issuer or a Guarantor that is contractually subordinated in right of payment to the Notes or a Guarantee, as the case may be.
          “Subsidiary” of a Person means
     (1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
     (2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or
     (3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.
          “Tommy Bahama Collateral” means any Note Priority Collateral (i) consisting of the Tommy Bahama trademarks and related rights or (ii) which was acquired with the proceeds of the Net Cash Proceeds from any Asset Sale of Note Priority Collateral described in clause (i).
          “Transfer Agent” means the Person specified in Section 2.03 as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes or Exchange Notes for transfer or exchange pursuant to this Indenture.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

          “Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with Section 7.08 and thereafter means the successor serving hereunder.
          “Trust Monies” means all cash and Cash Equivalents:
     (1) received by the Issuer upon the release of Collateral from the Lien of this Indenture or the Security Documents in connection with any Asset Sale; or
     (2) received by the Collateral Agent as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents;
provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, Legal Defeasance or Covenant Defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes and any Permitted Additional Pari Passu Obligations pursuant to an Offer in accordance with the terms of this Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees and expenses (or, prior to the Discharge of ABL Obligations, any amounts attributable to ABL Priority Collateral).
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means any Subsidiary of the Issuer (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.14.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
          “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Issuer or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.11
“Change of Control Purchase Date”	4.11
“Change of Control Purchase Notice”	4.11
“Change of Control Purchase Price”	4.11
“Covenant Defeasance”	8.03
“Designation Amount”	4.14
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.09
“incur”	4.05
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer”	4.09
“Paying Agent”	2.03
“Permitted Indebtedness”	4.05
“Permitted Payment”	4.06
“refinancing”	4.05
“Registrar”	2.03
“Required Filing Date”	4.15
“Restricted Payment”	4.06
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
Section 1.03 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) “will” shall be interpreted to express a command;
     (f) provisions apply to successive events and transactions;
     (g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
     (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
          (c) [Reserved]
          (d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to an Offer as provided in Section 4.09 or a Change of Control Offer as provided in Section 4.11. The Notes shall not be redeemable, other than as provided in Article 3.
          Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.05 and Section 4.08. Except as described under Article 9, the Notes offered by the Issuer and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
          (e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the Issue Date, the Trustee shall, upon receipt of an issuer order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any (i) Additional Notes and (ii) Exchange Notes or private exchange notes for issue only in an Exchange Offer or a private exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.05 and Section 4.08.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), including an office or agency for such purposes in the City of New York, which shall initially be the corporate trust office of the Trustee located in the City of New York. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Issuer initially appoints the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) the Issuer in its sole discretion executes and delivers an Officer’s Certificate stating that such Global Note shall be so exchangeable. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c), (e) or (f). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c), (f) and (j).
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial

Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided, further, that in no event shall a beneficial interest in an Unrestricted Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuer. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transferee will take delivery in the form of a beneficial interest in a IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) of Exhibit B, if applicable.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global

Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
     If any such transfer is effected pursuant to subparagraph (B), (D) or (E) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B), (D) or (E) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
                    (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, or
     (G) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.
          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, or
     (G) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note and, in the case of clause (G) above, the applicable IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:

     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
               (i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
     “THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR

OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:
   (A) SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:
   (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS),
   (ii) TO THE ISSUER, OR
   (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
   AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND
   (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii), (f) or (j) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (iii) IAI Note Legend. Each Definitive Note held by an Institutional Accredited Investor shall bear a legend in substantially the following form:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
     (iv) OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: OXFORD INDUSTRIES, INC., 222 PIEDMONT AVENUE, N.E., ATLANTA GEORGIA 30308, ATTENTION: GENERAL COUNSEL.”
     (v) ERISA Legend. Each Note issued hereunder shall bear shall bear a legend in substantially the following form:
“THIS NOTE MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SIMILAR IN PURPOSE OR EFFECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS NOTE BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS NOTE, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 3.10, 4.09, 4.11 and 9.05).
          (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
          (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
          (j) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Issuer and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and/or the Trustee may charge for their expenses in replacing a Note.
          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13 CUSIP and ISIN Numbers
          The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.
ARTICLE 3
REDEMPTION
Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 5 Business Days (or such shorter period as is agreed to by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Registrar and Paying Agent shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) or otherwise, on a pro rata basis, by lot or by such other method in accordance with the procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.
          The Registrar and Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03 Notice of Redemption.
          Subject to Sections 3.09 and 3.10, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 14. Notices of redemption may not be conditional.
          The notice shall identify the Notes to be redeemed and shall state:
          (a) the Redemption Date;
          (b) the redemption price;
          (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
          (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.
Section 3.05 Deposit of Redemption or Purchase Price.
          Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07 Optional Redemption.
          (a) At any time prior to July 15, 2012, the Issuer may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to the greater of: (x) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, and (y) as determined by an Independent Investment Banker, the sum of the present values of 105.688% of the principal of the Notes being redeemed plus scheduled payments of interest (not including any portion of such payments of interest accrued as of the date of redemption) from the Redemption Date to July 15, 2012 discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the Redemption Date.
          (b) On or after July 15, 2012, the Issuer may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning July 15 of the years indicated below:

Redemption
Year	Pice
2012	105.688%
2013	102.844%
2014 and thereafter	100.000%
          (c) In addition, at any time prior to July 15, 2012, the Issuer, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price equal to 111.375% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the initial aggregate principal amount of Notes must remain outstanding immediately after the occurrence of such redemption and the Issuer must complete such redemption within 90 days of the closing of the Equity Offering.
          (d) In addition to the Issuer’s rights to redeem the Notes as set forth above, the Issuer may purchase Notes in open-market transactions, tender offers or otherwise.
Section 3.08 Mandatory Redemption.
          The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Principal, Premium and Interest.
          The Issuer shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.
Section 4.02 Corporate Existence.
          Subject to Section 5.01, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuer to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 4.03 Payment of Taxes and Other Claims.
          The Issuer shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Restricted Subsidiaries shown to be due on any return of the Issuer or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Issuer or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Issuer or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 4.08, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP.
Section 4.04 Maintenance of Properties.
          The Issuer shall cause all material properties owned by the Issuer and its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is in the ordinary course of business or, in the reasonable judgment of the Issuer, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Issuer to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.
Section 4.05 Limitation on Indebtedness.
          (a) The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Issuer or any Guarantor or constitutes Acquired Indebtedness of the Issuer or a Restricted Subsidiary and, in each case, the Issuer’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which consolidated financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0.
          (b) Notwithstanding Section 4.05(a), the Issuer and the Restricted Subsidiaries may incur the following (collectively, the “Permitted Indebtedness”):
     (1) Indebtedness of the Issuer and the Guarantors under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

     (A) $275.0 million, less, without duplication, (i) any permanent repayment thereof or permanent reduction in commitments thereunder from the proceeds of one or more asset sales which are used to repay a Credit Facility pursuant to Section 4.09(b)(i) and (ii) the amount of Indebtedness outstanding at the date of determination pursuant to Section 4.05(b)(9); or
     (B) (i) 85% of accounts receivable of the Issuer and its Restricted Subsidiaries (excluding any Receivables and Related Assets sold, conveyed or otherwise transferred to a Securitization Entity in connection with a Qualified Securitization Transaction) as of the end of the most recently ended fiscal quarter for which consolidated financial statements are available, plus (ii) 60% of inventory of the Issuer and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which consolidated financial statements are available;
     (2) Indebtedness pursuant to (A) the Notes (excluding any Additional Notes) and any Guarantee of the Notes, and (B) any Exchange Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement and any Guarantee of the Exchange Notes;
     (3) Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Issue Date other than Indebtedness referred to in clauses (1) or (2) above or clause (11)(y) of Section 4.05(b);
     (4) Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any Indebtedness of the Issuer owing to a Restricted Subsidiary that is not a Guarantor incurred after the Issue Date is unsecured and is subordinated in right of payment to the Notes; provided, further, that any disposition or transfer of any such Indebtedness to a Person (other than to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Issuer or other obligor not permitted by this clause (4);
     (5) Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that any disposition or transfer of any such Indebtedness to a Person (other than a disposition or transfer to the Issuer or a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5);
     (6) guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than guarantees by the Issuer or any Guarantor of Acquired Indebtedness incurred in reliance on Section 4.05(a) of any Person that does not become a Guarantor that is acquired by the Issuer or any Restricted Subsidiary other than guarantees of such Acquired Indebtedness by any other Person so acquired in connection therewith) which Indebtedness is permitted to be incurred under this Section 4.05;
     (7) Indebtedness of the Issuer or any Restricted Subsidiary pursuant to any:
     (A) Interest Rate Agreements,
     (B) Currency Hedging Agreements and
     (C) Commodity Price Protection Agreements;

     (8) Indebtedness of the Issuer or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness in connection with the acquisition or development of real or personal, movable or immovable, property, in each case incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20 million outstanding at any one time;
     (9) Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Indebtedness with respect to the Issuer and its Restricted Subsidiaries; provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity or such Indebtedness ceases to constitute such Non-recourse Indebtedness, such Indebtedness will be deemed, in each case, to be incurred at such time;
     (10) Indebtedness of the Issuer or any of its Restricted Subsidiaries in connection with surety, performance, appeal or similar bonds, completion guarantees or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of self-insurance and workers’ compensation obligations or similar arrangements; provided that, in each case contemplated by this clause (10), upon the drawing of such instrument, such obligations are reimbursed within 30 days following such drawing;
     (11) (x) Indebtedness of Foreign Subsidiaries (including Foreign Subsidiaries formed under the laws of the United Kingdom) in an aggregate principal amount of up to $10 million outstanding at any one time and (y) in addition to Indebtedness permitted by the foregoing subclause (x), Indebtedness of Foreign Subsidiaries formed under the laws of the United Kingdom in the aggregate principal amount of up to £12 million outstanding at any one time;
     (12) Indebtedness of the Issuer or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of receipt by the Issuer or any Restricted Subsidiary of notice of such insufficient funds;
     (13) Indebtedness of the Issuer or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited effect a to Legal Defeasance or Covenant Defeasance as described in Article 8 or to satisfy and discharge this Indenture pursuant to Section 14.01;
     (14) Indebtedness of the Issuer or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Issuer or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;
     (15) any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to Section 4.05(a) and clauses (2) and (3) of Section 4.05(b), including any successive refinancing so long as Indebtedness of the Issuer or a Guarantor may only be refinanced with Indebtedness of the Issuer or a Guarantor and the aggregate principal amount of Indebtedness refinanced is not increased by such refinancing except by an amount equal to the lesser of (A) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;
     (16) Permitted Additional Pari Passu Obligations in an amount not to exceed $50 million; and
     (17) Indebtedness of the Issuer or any Restricted Subsidiary in addition to that described in clauses (1) through (16) above, and any refinancing of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $20 million outstanding at any one time.
          (c) For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to Section 4.05(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence or, subject to Section 4.05(d), later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant;
          (d) Indebtedness under the Credit Agreement which is in existence or available on or prior to the Issue Date, and any renewals, extensions, substitutions, refundings, refinancing or replacements thereof, will be deemed to have been incurred on such date under clause (1) of the definition of “Permitted Indebtedness”, and the Issuer will not be permitted to reclassify any portion of such Indebtedness thereafter;
          (e) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.05 permitting such Indebtedness;
          (f) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.05; provided, in each such case, that the amount thereof as accrued is included in Consolidated Fixed Charge Coverage Ratio of the Issuer;
          (g) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred;
          (h) For purposes of determining compliance with this Section 4.05 or other provisions of this Indenture, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and

          (i) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.
Section 4.06 Limitation on Restricted Payments.
          (a) The Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly (each a “Restricted Payment”):
     (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Issuer’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);
     (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, shares of the Issuer’s Capital Stock or any Capital Stock of any Subsidiary of the Issuer (other than Capital Stock of any Restricted Subsidiary of the Issuer);
     (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (4) or (5) of the definition of “Permitted Indebtedness” or (y) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition);
     (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) dividends or distributions payable solely in shares of Capital Stock of such Restricted Subsidiary or in options, warrants or other rights to acquire shares of such Capital Stock, (b) to the Issuer or any of its Restricted Subsidiaries or (c) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or
     (v) make any Investment (other than any Permitted Investments)
(the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless
     (1) at the time of and after giving effect to such proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing;
     (2) at the time of and after giving effect to such Restricted Payment, the Issuer could incur $1.00 of additional Indebtedness under Section 4.05(a); and
     (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (other than Permitted Payments described in clauses (2) through (9) of clause (b) below) declared (with respect to dividends) or made after March 1, 2003 and all Designation Amounts does not exceed the sum of:
     (A) 50% of the aggregate Consolidated Net Income (Loss) of the Issuer accrued on a cumulative basis during the period beginning on March 1, 2003 and ending on the last day of the Issuer’s last fiscal quarter ending prior to the date of the Restricted

Payment (or, if such aggregate cumulative Consolidated Net Income (Loss) shall be a loss, minus 100% of such loss);
     (B) 100% of the aggregate Net Cash Proceeds received after March 1, 2003 by the Issuer either (1) as capital contributions in the form of nonredeemable equity to the Issuer or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Issuer or any options, warrants or rights to purchase such Qualified Capital Stock of the Issuer, plus 100% of the Fair Market Value as of the date of issuance of any Qualified Capital Stock issued by the Issuer since March 1, 2003 as consideration for the purchase by the Issuer or any of its Restricted Subsidiaries (including by means of a merger, consolidation or other business combination permitted under this Indenture) of any assets or properties of, or a majority of the Voting Stock of, any Person whose primary business is, a Permitted Business (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in Section 4.06(b)(2) or (3)) (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid);
     (C) 100% of the aggregate Net Cash Proceeds received after March 1, 2003 by the Issuer (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Issuer (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid);
     (D) 100% of the aggregate Net Cash Proceeds received after March 1, 2003 by the Issuer from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Issuer or its Restricted Subsidiaries into or for Qualified Capital Stock of the Issuer plus, to the extent such debt securities or Redeemable Capital Stock so converted or exchanged were issued after March 1, 2003, the aggregate of Net Cash Proceeds from their original issuance (excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid);
     (E) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Issuer’s interest in such Subsidiary as of the date of such designation, provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary;
     (F) any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Issuer or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists; and
     (G) $5 million.
          (b) The provisions of Section 4.06(a) shall not prohibit the following Restricted Payments (each, a “Permitted Payment”):
     (1) (x) the payment of any dividend or redemption of any Capital Stock within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of Section 4.06(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.06(a) as of the date of declaration, and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.06(a)) (it being understood that any Restricted Payment made in reliance on this clause (x) shall reduce the amount available for Restricted Payments pursuant to Section 4.06(a)(3) above only once) and (y) declaration and the payment of dividends on the Issuer’s common stock in an amount not to exceed $6.5 million during any twelve month period;
     (2) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Issuer in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, Qualified Capital Stock of the Issuer; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from Section 4.06(a)(3)(B);
     (3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Issuer, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from Section 4.06(a)(3)(B);
     (4) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent issuance of new Subordinated Indebtedness of the Issuer, provided that any such new Subordinated Indebtedness
     (a) shall be in a principal amount that does not exceed the principal amount so refinanced, plus the amount of premium or other payment reasonably determined as necessary to refinance the Indebtedness, plus the amount of expenses of the Issuer incurred in connection with such refinancing;
     (b) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced;
     (c) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Subordinated Indebtedness being refinanced; and

     (d) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;
     (5) the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;
     (6) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Issuer;
     (7) the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Issuer made by exchange for, or out of the proceeds of the sale of, Redeemable Capital Stock;
     (8) so long as no default or event of default exists or would occur, the repurchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of the Issuer from employees, former employees, directors or former directors of the Issuer or any Restricted Subsidiary or their authorized representatives upon the death, disability or termination of employment of such employees, former employees, directors or former directors, in an amount of up to $3 million in the aggregate during any fiscal year of the Issuer (with unused amounts from any fiscal year available in any of the next two succeeding years); and
     (9) so long as no default or event of default exists or would occur, payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets, that complies with Section 5.01.
          For clarity purposes, all payments made pursuant to Sections 4.06(b)(2) through (9) shall not reduce the amount that would otherwise be available for Restricted Payments under Section 4.06(a).
Section 4.07 Limitation on Transactions with Affiliates.
          The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Issuer (other than the Issuer or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction) unless:
     (1) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party,
     (2) with respect to any transaction or series of related transactions involving aggregate value in excess of $2.5 million, the Issuer delivers an Officer’s Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and
     (3) with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million, either

     (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Issuer, or in the event there is only one Disinterested Director, by such Disinterested Director, or
     (B) the Issuer delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert stating that the transaction or series of related transactions is fair to the Issuer or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to:
     (i) directors’ fees, consulting fees, employee salaries, bonuses or employment agreements, incentive arrangements, compensation or employee benefit arrangements with any officer, director or employee of the Issuer or a Subsidiary of the Issuer, including under any stock option or stock incentive plans, customary indemnification arrangements with officers, directors or employees of the Issuer or a Subsidiary of the Issuer, in each case entered into in the ordinary course of business;
     (ii) any Restricted Payments or Permitted Payments made in compliance with Section 4.06;
     (iii) any Qualified Securitization Transaction;
     (iv) any issuance or sale of Qualified Capital Stock of the Issuer to Affiliates;
     (v) transactions among the Issuer and/or any Restricted Subsidiary and/or any Related Business Entity;
     (vi) loans or advances to employees or consultants of the Issuer in the ordinary course of business for bona fide business purposes of the Issuer and its Restricted Subsidiaries (including travel, entertainment and moving expenses) made in compliance with applicable law; and
     (vii) any transactions undertaken pursuant to any agreements in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable in any material respect to the Holders of the Notes than those in effect on the Issue Date.
Section 4.08 Limitation on Liens.
          The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its properties to secure Indebtedness of the Issuer or any of its Restricted Subsidiaries other than Permitted Liens. Additionally, the Issuer will not, and will not permit any Guarantor, to grant or suffer to exist any Lien (other than pursuant to clause (a), (d), (j) or (p) of the definition of “Permitted Liens”) on any real property of the Issuer or any Guarantor owned in fee simple on the Issue Date for purposes of securing any Indebtedness for money borrowed unless the Issuer shall have granted a first-priority Lien on such fee owned real property to the Collateral Agent for the benefit of the Holders of Notes and the holders of Permitted Additional Pari Passu Obligations.

Section 4.09 Limitation on Sale of Assets.
          (a) The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash, Cash Equivalents or Replacement Assets, (2) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale, (3) if such Asset Sale involves the disposition of Collateral, the Issuer or such Restricted Subsidiary has complied with the provisions of this Indenture and the Security Documents, and (4) if such Asset Sale involves the disposition of Note Priority Collateral or, after the Discharge of ABL Obligations, the disposition of ABL Priority Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account pending application in accordance with the provisions described below, and, if any property other than cash or Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Note Liens.
          For purposes of Section 4.09(a)(1) above, the following will be deemed to be cash:
     (A) the amount of any liabilities (other than Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Issuer and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities);
     (B) the amount of any notes, securities or other similar obligations received by the Issuer or any Restricted Subsidiary from such transferee that is converted, sold or exchanged within 90 days of the related Asset Sale by the Issuer or the Restricted Subsidiaries into cash in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange; and
     (C) the amount of any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate of such Designated Non-cash Consideration received in connection with Asset Sales (and still held) shall not exceed $5 million at any one time (with the Fair Market Value in each case being measured at the time received and without giving effect to subsequent changes in value).
          (b) All or a portion of the Net Cash Proceeds of any Asset Sale may be applied by the Issuer or a Restricted Subsidiary, to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement or any Credit Facility):
     (i) to the extent such Net Cash Proceeds constitute proceeds from the sale of Collateral (other than Tommy Bahama Collateral) or assets that are not Collateral, to repay permanently any Indebtedness under the Credit Agreement or any other Credit Facility or Indebtedness of any non-Guarantor with respect to the proceeds from the sale of assets of any non-Guarantor then outstanding as required by the terms thereof (and in the case of any such Indebtedness under the Credit Agreement or any other Credit Facility, effect a permanent reduction in the availability under the Credit Agreement or any other Credit Facility);
     (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business (or in the case of an Asset Sale of ABL Priority Collateral or Note Priority Collateral other than Tommy Bahama Collateral, to acquire additional Collateral); provided that to the extent such Net Cash Proceeds are received in respect of Tommy Bahama Collateral, such Net Cash Proceeds are applied to acquire assets that constitute Note Priority Collateral;

     (iii) to make a capital expenditure; provided that to the extent such Net Cash Proceeds are received in respect of Note Priority Collateral, such expenditures shall relate to Collateral (and to the extent such Net Cash Proceeds are received in respect of Tommy Bahama Collateral, such expenditures shall relate to Note Priority Collateral); or
     (iv) to invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets; provided that to the extent such Net Cash Proceeds are received in respect of Note Priority Collateral, such Replacement Assets constitute Collateral (and to the extent such Net Cash Proceeds are received in respect of Tommy Bahama Collateral, such Collateral shall be Note Priority Collateral).
          Pending the final application of any such Net Cash Proceeds (other than Trust Monies), the Issuer may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Issuer shall, within 90 days of such termination or within 365 days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in Section 4.09(b)(i) through (iv) (without regard to the first parenthetical contained in Section 4.09(b)(iv)). The amount of such Net Cash Proceeds not used or invested in accordance with the preceding Section 4.09(b)(i) through (iv) within 365 days of the Asset Sale constitutes “Excess Proceeds.”
          (c) When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 30 days thereof, the Issuer will make an offer (an “Offer”) to all Holders of Notes and (x) in the case of Net Cash Proceeds from an Asset Sale of Note Priority Collateral, to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to asset sales or (y) in the case of any other Net Cash Proceeds, to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Section 4.09 with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount of the Notes (and 100% of the principal amount or, if different, the accreted value of any Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture. If the aggregate principal of the Notes and principal amount or, if different, accreted value of other Permitted Additional Pari Passu Obligations (in the case of Net Cash Proceeds from Note Priority Collateral) or Notes and other Pari Passu Indebtedness (in the case of any other Net Cash Proceeds) tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Permitted Additional Pari Passu Obligations or other Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis. Upon completion of each Offer, the amount of Excess Proceeds will be reset at zero.
          (d) The Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer and shall not be deemed to have violated the provisions of this Section 4.09 as a result of such compliance.
Section 4.10 Additional Guarantees.
          The Issuer will cause any Restricted Subsidiary formed or acquired after the Issue Date (other than a Foreign Subsidiary, a Securitization Entity or an Excluded Subsidiary) to execute and deliver a supplemental indenture to this Indenture in the form of Exhibit D hereto providing for a Guarantee of the Notes and supplements to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary. Guarantees shall be released and discharged in accordance with Section 13.06.
Section 4.11 Purchase of Notes upon a Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes will have the right to require that the Issuer purchase all or any part (in integral multiples of $1,000 except that no Note will be purchased in part if the remaining amount of such Note would be less than $2,000) of such Holder’s Notes pursuant to a “Change of Control Offer.” In the Change of Control Offer, the Issuer will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date).
          (b) Within 30 days of any Change of Control or, at the Issuer’s option, prior to such Change of Control but after it is publicly announced, the Issuer must notify the Trustee and give written notice (a “Change of Control Purchase Notice”) of the Change of Control to each Holder of Securities, by first-class mail, postage prepaid, at its address appearing in the Note Register. The notice must state:
     (i) that a Change of Control has occurred or will occur, the date of such event, and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at the Change of Control Purchase Price;
     (ii) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;
     (iii) the Change of Control Purchase Date, which shall be fixed by the Issuer on a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;
     (iv) the Change of Control Purchase Price;
     (v) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 2.03;
     (vi) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 2.03 to collect payment;
     (vii) that the Change of Control Purchase Price for any Notes which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;
     (viii) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

     (ix) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control Purchase Notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (x) that any Note not tendered will continue to accrue interest; and
     (xi) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.
          (c) On the Change of Control Purchase Date, the Issuer shall, to the extent permitted by law,
     (i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and
     (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
          (d) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Issuer pursuant to clause (ii) of clause (c) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Issuer together with interest, if any, thereon.
          (e) The Issuer shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.
          (f) Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Issuer and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.
Section 4.12 Limitation on Subsidiary Preferred Stock.
          (a) The Issuer will not permit any Restricted Subsidiary of the Issuer to issue, sell or transfer any Preferred Stock of such Restricted Subsidiary, except for (1) Preferred Stock issued or sold to, held by or transferred to the Issuer or a Restricted Subsidiary, and (2) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person consolidates or merges with or into the Issuer or a Restricted Subsidiary or (C) a Restricted Subsidiary consolidates or merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by Section 4.12(a)(2)(A), (B) or (C). This Section 4.12(a) shall not apply upon the acquisition by a third party of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.
          (b) The Issuer will not permit any Person (other than the Issuer or a Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Issuer or any Restricted Subsidiary, except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.
Section 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
          (a) The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock,
     (2) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary,
     (3) make any Investment in the Issuer or any other Restricted Subsidiary or
     (4) transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary.
          (b) However, Section 4.13(a) will not prohibit any:
     (1) encumbrance or restriction pursuant to an agreement or instrument (including the Credit Agreement, the Notes, this Indenture, the Guarantees and the Security Documents) in effect on the Issue Date (or in respect of the Credit Agreement on the date of the Credit Agreement);
     (2) encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Issuer on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Issuer and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Issuer or any Restricted Subsidiary or the properties or assets of the Issuer or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;
     (3) encumbrance or restriction pursuant to any agreement governing any Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations permitted to be incurred under Section 4.05;
     (4) encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any Person or related to assets acquired (whether by merger, consolidation or otherwise) by the Issuer or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the

Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;
     (5) encumbrance or restriction existing under applicable law or any requirement of any regulatory body;
     (6) in the case of Section 4.13(a)(4), Liens securing Indebtedness otherwise permitted to be incurred under Section 4.08 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (7) customary non-assignment provisions in leases, licenses or contracts;
     (8) customary restrictions contained in (A) asset sale agreements permitted to be incurred under Section 4.09 that limit the transfer of such assets pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
     (9) customary restrictions imposed by the terms of shareholders’, partnership or joint venture agreements entered into in the ordinary course of business in connection with a joint venture arrangement which is permitted pursuant to clause (7) of the definition of “Permitted Investment”; provided, however, that such restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership or joint venture;
     (10) restrictions contained in Indebtedness of Foreign Subsidiaries permitted to be incurred under clause (11) of the definition of “Permitted Indebtedness,” so long as such restrictions or encumbrances are customary for Indebtedness of the type incurred;
     (11) encumbrance or restriction with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger of such Qualified Securitization Transaction in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;
     (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (13) encumbrance or restriction under any agreement that amends, extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (12) or in this clause (13), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.
Section 4.14 Limitation on Unrestricted Subsidiaries.
          The Issuer may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under this Indenture only if:
     (a) no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

     (b) the Issuer would be permitted to make an Investment (other than a Permitted Investment) at the time of designation (assuming the effectiveness of such designation) pursuant to Section 4.06(a) in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s and its Restricted Subsidiaries’ Investments in such Subsidiary (including any guarantee of the obligations of such Unrestricted Subsidiary but excluding any amounts attributable to Investments made prior to the Issue Date);
     (c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Issuer which is not simultaneously being designated an Unrestricted Subsidiary;
     (d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and
     (e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Issuer or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary from and after the date of designation shall be deemed a Restricted Payment.
          In the event of any such designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.06 for all purposes of this Indenture in the Designation Amount.
          For purposes of the foregoing, the designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any person that becomes a Subsidiary of the Issuer will be classified as a Restricted Subsidiary.
          The Issuer may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:
     (a) no Default shall have occurred and be continuing at the time of and after giving effect to such revocation;
     (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and
     (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), (x) if prior to such revocation the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.05(a) immediately after giving effect to such proposed revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the revocation, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.05 or (y) if prior to such revocation the Issuer could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.05(a), the Issuer’s Consolidated Fixed Charge Coverage Ratio does not decline as a result of such revocation.

          All designations and revocations must be evidenced by a resolution of the Board of Directors of the Issuer delivered to the Trustee certifying compliance with the foregoing provisions
Section 4.15 Provision of Financial Information.
          Whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the SEC pursuant to Section 13(a) or 15(d) if the Issuer were so subject, such documents to be filed with the SEC on or prior to the date (the “Required Filing Date”) by which the Issuer would have been required so to file such documents if the Issuer were so subject.
          The Issuer will also in any event within 15 days of each Required Filing Date (a) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer filed with the SEC or would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to either of such Sections and (b) if filing such reports and documents by the Issuer with the SEC is not accepted by the SEC or is not permitted under the Exchange Act, transmit by mail to all Holders of the Notes, as their names and addresses appear in the Note Register, without cost to such Holders, copies of such reports and documents.
          In addition, so long as any of the Notes remain outstanding, the Issuer will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuer has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.
Section 4.16 Statement by Officers as to Default.
          (a) The Issuer will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Issuer and 60 days after the end of each fiscal quarter, an Officer’s Certificate, as to compliance herewith, including whether or not, after a review of the activities of the Issuer during such year or such quarter and of the Issuer’s and each Guarantor’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Issuer and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Issuer and the Guarantors with respect thereto.
          (b) When any Default or Event of Default has occurred and is continuing, the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such Default or Event of Default, within five Business Days after becoming aware of the occurrence of such Default or Event of Default.

ARTICLE 5
SUCCESSORS
Section 5.01 Consolidation, Merger or Sale of Assets.
          (a) The Issuer will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto
     (1) either (a) the Issuer will be the continuing corporation or (b) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis (the “Surviving Entity”) (i) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) shall expressly assume by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and the Registration Rights Agreement, as the case may be, and the Notes and this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations) and (iii) shall expressly assume the due and punctual performance of the covenants and obligations of the Issuer under the Security Documents;
     (2) after giving effect to such transaction, no Default or Event of Default exists;
     (3) after giving effect to such transaction, the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.05(a);
     (4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;
     (5) at the time of the transaction, the Issuer or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions provided for in this Section 5.01 relating to such transaction have been complied with;
     (6) the Issuer or the Surviving Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Issuer or the Surviving Entity; and

     (7) the Collateral owned by or transferred to the Issuer or the Surviving Entity, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens.
     Notwithstanding Section 5.01(a)(3), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary and (2) the Issuer may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the Issuer’s jurisdiction of organization to another state of the United States, provided that the Surviving Entity assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, the Issuer’s obligation under this Indenture and the Registration Rights Agreement.
          (b) Each Guarantor will not, and the Issuer will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Issuer or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Issuer or any Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Persons (other than the Issuer or any Guarantor), unless at the time and after giving effect thereto:
     (1) either (a) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (b) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person (i) expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect; and (ii) shall expressly assume the due and punctual performance of the covenants and obligations of the applicable Guarantor under the Security Documents;
     (2) after giving effect to such transaction, no Default or Event of Default exists;
     (3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;
     (4) the Guarantor or the Surviving Guarantor Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity;

     (5) the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens; and
     (6) the property and assets of the Person which is merged or consolidated with or into the Guarantor or the Surviving Guarantor Entity, as applicable, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Guarantor or the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture;
provided, however, that this Section 5.01(b) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with Section 13.06.
Section 5.02 Successor Substituted.
          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor, if any, in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged, or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and/or the related Guarantee, as the case may be, and the Registration Rights Agreement, with the same effect as if such successor had been named as the Issuer or such Guarantor, as the case may be, herein, in the Notes and/or in the Guarantee, as the case may be, and the Registration Rights Agreement, and the Issuer and such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be, and the Registration Rights Agreement; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or its Guarantee, as the case may be.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
          An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;
     (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption, required repurchase or otherwise);

     (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor under this Indenture, any Guarantee or any Security Document (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or subclause (b), (c) or (d) of this clause (3) and such default or breach shall continue for a period of 30 days with respect to defaults or breaches of the items set forth under Article 4, and 60 days in all other cases, in each case after written notice has been given, by certified mail, (1) to the Issuer by the Trustee or (2) to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in Section 5.01; (c) the Issuer shall have failed to make or consummate an Offer in accordance with the provisions of Section 4.09; or (d) the Issuer shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.11;
     (4) (a) any default in the payment of the principal or premium, if any, on any Indebtedness when due under any of the agreements, indentures or instruments under which the Issuer, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $15 million and such default shall have continued after giving effect to any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in subclause (a) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;
     (5) any Guarantee of any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Issuer) would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent permitted by this Indenture and any such Guarantee;
     (6) one or more final, non-appealable judgments or orders of any court or regulatory or administrative agency for the payment of money in excess of $15 million (net of any amounts to the extent that they are covered by insurance), either individually or in the aggregate, shall be rendered against the Issuer, any Guarantor or any Subsidiary which has not been discharged, fully bonded or stayed for a period of 60 consecutive days;
     (7) there shall have been the entry of a decree or order that remains unstayed and in effect for 60 consecutive days by a court of competent jurisdiction under any applicable Bankruptcy Law (a) for relief in an involuntary case or proceeding in respect of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (b) adjudging the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary bankrupt or insolvent or (c) seeking reorganization, arrangement, adjustment or composition under any applicable federal or state law of or in respect of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (d) appointing a custodian of the Issuer, any Significant Subsidiary or any group of Restricted

Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of substantially all of the assets of the Issuer or such Significant Subsidiary, or ordering the winding up or liquidation of their affairs;
     (8) the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary (i) commences a voluntary case or proceeding in respect of the Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) consents to the entry of a decree or order for debt relief in respect of the Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) files a petition or answer or consent seeking reorganization or debt relief in respect of the Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries under any Bankruptcy Law or applicable federal or state insolvency law, (iv) consents to the filing of such petition for the appointment of, or taking possession by, a custodian of the Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries or of substantially all of the assets of the Issuer or such Significant Subsidiary, (v) makes an assignment for the benefit of creditors, (vi) admits in writing its inability to pay its debts generally as they become due or (vii) takes any corporate action to authorize any such actions in this clause (8); or
     (9) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, (x) default by the Issuer or any Subsidiary in the performance of the Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, (y) the repudiation or disaffirmation by the Issuer or any Guarantor of its material obligations under the Security Documents or (z) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event described in subclauses (x) through (z), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Issuer receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied.
Section 6.02 Acceleration.
          If an Event of Default (other than as specified in Section 6.01(a)(7) or (8) with respect to the Issuer) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in Section 6.01(a)(7) or (8) with respect to the Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

          After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and
     (b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived.
          No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Security Document.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
          The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default under this Indenture and its consequences, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes effected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.
Section 6.05 Control by Majority.
          Subject to the terms of the Intercreditor Agreement, the Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.
          No Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless (a) such Holder has previously given notice to the Trustee of a continuing Event of Default; (b) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under this Indenture and the Notes; (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and (e) the Trustee, within such 15-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12 Trustee May File Proofs of Claim.
          Subject to the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13 Priorities.
          Subject to the Security Documents, if the Trustee collects any money pursuant to this Article 6 (including any amounts received from the Collateral Agent), it shall pay out the money in the following order:
     (i) to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;
     (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, respectively; and
     (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.
Section 6.14 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture

Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when, if applicable, the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
          The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.
          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          Notwithstanding anything contrary in Section 4.08 hereto, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 90 days prior written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days prior written notice. The Issuer may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
Section 7.09 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11 Preferential Collection of Claims Against Issuer.
          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust referred to in Section 8.05;
     (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

     (d) this Section 8.02.
          Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03 Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15, clauses (2) through (7) of Section 5.01(a) and Sections 5.01(b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) (as it relates to the covenants specified above), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(8) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and 6.01(9) shall not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay the principal of, premium, if any, and interest due on the Notes on the Maturity thereof or, to the extent the Issuer has previously provided a notice of redemption with respect to the outstanding Notes, on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to Maturity or to a particular Redemption Date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

     (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default pursuant to Section 6.01(7) shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after the date of deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States to the effect that (assuming no Holder of the Notes would be considered an insider of the Issuer or any Guarantor under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
     (7) no event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and
     (8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying

Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.04 or 8.05, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02, the Issuer, any Guarantor and the Trustee may amend or supplement this Indenture, any Guarantee, any Security Document or Notes without the consent of any Holder:
     (1) to evidence the succession of another Person to the Issuer or a Guarantor, and the assumption by any such successor of the covenants of the Issuer or such Guarantor in this Indenture, the Notes, any Guarantee and the Security Documents in accordance with Section 5.01;

     (2) to add to the covenants of the Issuer, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, the Notes, any Guarantee or any Security Document;
     (3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes, any Guarantee or any Security Document which may be defective or inconsistent with any other provision in this Indenture, the Notes, any Guarantee or any Security Document or make any other provisions with respect to matters or questions arising under this Indenture, the Notes, any Guarantee or any Security Document; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;
     (4) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (5) to add to the Collateral securing the Notes or to add a Guarantor under this Indenture;
     (6) to evidence and provide the acceptance of the appointment of a successor Trustee or Collateral Agent under this Indenture and the Security Documents;
     (7) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of the Holders of the Notes as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;
     (8) to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by any of the Security Documents, the Intercreditor Agreement or this Indenture;
     (9) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement; or
     (10) in the sole discretion of the Issuer, to conform any provision of this Indenture to the provisions of the “Description of the Notes” contained in the Offering Memorandum to the extent such provision was intended to be a verbatim recital of a provision contained herein.
          The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of this Indenture.
Section 9.02 With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees and any Security Document with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
          Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) change the Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (2) amend, change or modify the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.11, including amending, changing or modifying any definitions related thereto;
     (3) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;
     (4) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;
     (5) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Issuer or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee;
     (6) release any Guarantee except in compliance with the terms of this Indenture; or
     (7) release all or substantially all of the Collateral other than in accordance with this Indenture.
Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 15.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Article 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The consent of the Collateral Agent shall not be necessary for any amendment, supplement or waiver to this Indenture, except for any amendment, supplement or waiver to Article 10 or 11 or as to this sentence.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

ARTICLE 10
INTERCREDITOR AGREEMENT
Section 10.01 Intercreditor Agreement.
          Each Holder agrees that the Note Liens are subject to the terms of the Intercreditor Agreement. The Holders hereby authorize the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto.
ARTICLE 11
COLLATERAL
Section 11.01 Security Documents.
          The Indenture Obligations are secured as provided in the Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, do all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) as are required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest, subject only to Permitted Liens.
Section 11.02 Collateral Agent.
          (a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections provided to the “Trustee” under Article VII.
          (b) Subject to Section 7.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Liens, or any defect or deficiency as to any such matters.
          (c) Except as required or permitted by the Security Documents, the Holders acknowledge that the Collateral Agent will not be obligated:
     (i) to act upon directions purported to be delivered to it by any other Person, except in accordance with the Security Documents;
     (ii) to foreclose upon or otherwise enforce any Note Lien; or
     (iii) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

Section 11.03 Authorization of Actions to Be Taken.
          (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and authorizes and empowers the Collateral Agent to bind the Holders of Notes and other holders of Indenture Obligations as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
          (b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
          (c) Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (i) foreclose upon or otherwise enforce any or all of the Note Liens;
     (ii) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or
     (iii) collect and receive payment of any and all Obligations.
          Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.
Section 11.04 Release of Collateral.
          Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreement. In addition, upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuer and the Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:

     (1) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
     (2) in whole upon (a) satisfaction and discharge of the Indenture in accordance with Article 13 or (b) a Legal Defeasance or Covenant Defeasance under Article 8;
     (3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to Section 13.06, concurrently with the release of such Guarantee;
     (4) as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of each Holder of the Notes;
     (5) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; or
     (6) in part, in accordance with the applicable provisions of the Security Documents.
Section 11.05 Filing, Recording and Opinions.
          (a) The Issuer will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the Trust Indenture Act, except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.
          (b) Any release of Collateral permitted by Section 11.04 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee shall, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such Officer’s Certificate or Opinion of Counsel.
          (c) If any Collateral is released in accordance with this Indenture or any Security Document, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04(a), will, upon request, deliver a certificate to the Collateral Agent and the Issuer setting forth such determination.
Section 11.06 Powers Exercisable by Receiver or Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.
ARTICLE 12
APPLICATION OF TRUST MONIES
Section 12.01 Collateral Account.
          No later than 30 days following the first date on which the Issuer or any Guarantor receives any Trust Monies, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Account. The Collateral Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Account, and Trust Monies shall include only cash and cash equivalents required to be deposited into the Collateral Account pursuant to the terms of this Indenture. The Issuer shall cause all Trust Monies to be deposited in the Collateral Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article 12.
Section 12.02 Withdrawal of Net Cash Proceeds in Connection with Reinvestments.
          To the extent that any Trust Monies consist of Net Cash Proceeds of an Asset Sale, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent (upon the direction of the Trustee) upon a written request by the Issuer delivered to the Trustee and the Collateral Agent to reimburse the Issuer or Guarantor for expenditures made, or to pay costs to be incurred, by the Issuer or such Guarantor in connection with a reinvestment of such Net Cash Proceeds or repayment of Indebtedness with such Net Cash Proceeds, in each case complying with Section 4.09, upon receipt by the Trustee and the Collateral Agent of the following:
     (a) An Officer’s Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies to the effect that:
     (A) such Net Cash Proceeds that have been (or will be within thirty (30) Business Days of the requested date of release) applied in compliance with the requirements of Section 4.09 (which Officer’s Certificate shall contain a brief description of the amount and the manner of application of such Net Cash Proceeds); and
     (B) to the extent required by Section 4.09 the Issuer has taken (or will take not later than thirty (30) Business Days following the application of such Net Cash Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Cash Proceeds have been reinvested (which Officer’s Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.09); and
     (b) An Opinion of Counsel to the effect that:

     (A) the instruments that have been or are therewith delivered to the Collateral Agent comply as to form to the requirements of this Indenture, and that, upon the basis thereof and the accompanying documents specified in this Section 12.02 and assuming the correctness and accuracy of such documents, all conditions precedent herein provided for such withdrawal and payment have been satisfied, and such withdrawal and payment is permitted under this Section 12.02; and
     (B) the relevant Security Documents create (or upon the execution, filing and/or delivery, as applicable of any documents contemplated by clause (a), will create) a valid, binding and enforceable Lien on and security interest in such assets in favor of the Collateral Agent for the benefit of the Holders to the extent required by Section 4.09.
Upon compliance with the foregoing provisions of this Section 12.02, the Collateral Agent shall, upon receipt of a written request by the Issuer (which may be contained in the Officer’s Certificate), pay an amount of Net Cash Proceeds constituting Trust Monies equal to the amount of the expenditures or costs related to such assets as stated in the Officer’s Certificate required by clause (a) of this Section 12.02 as directed by the Issuer.
Section 12.03 Withdrawal of Net Cash Proceeds to Fund an Offer or Release Following an Offer.
          To the extent that any Trust Monies consist of Net Cash Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.09 and an Offer, as applicable, has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.09 upon written notice by the Issuer to the Trustee and upon receipt by the Trustee and the Collateral Agent of the following:
     An Officer’s Certificate, dated not more than three (3) days prior to the Purchase Date, setting forth the amount of Excess Proceeds, as applicable, subject to the Offer and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and to the effect that:
     (A) (x) such Trust Monies constitute Net Cash Proceeds and (y) pursuant to and in accordance with Section 4.09, the Issuer has made an Offer; and
     (B) all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.
          Upon compliance with the foregoing provisions of this Section 12.03, the Collateral Agent shall apply the Trust Monies as directed and specified by the Issuer, subject to Section 4.09 (including to return to the Issuer any such amount of Excess Proceeds that are subject to the Offer and which are not required to be applied to the purchase of Notes, Permitted Additional Pari Passu Obligations or other Indebtedness pursuant to Section 4.09).
Section 12.04 Investment of Trust Monies.
          So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written request by the Issuer in the form of an Officer’s Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Issuer specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuer. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.
          The Trustee and Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.04.
Section 12.05 Application of other Trust Monies.
          The Collateral Agent shall return all Trust Monies to the Issuer upon any Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture under Section 14.01. The Collateral Agent shall have all rights and remedies with respect to the Collateral Account and any Trust Monies as provided in the Security Documents.
ARTICLE 13
GUARANTEES
Section 13.01 Guarantee.
          Subject to this Article 13, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.
          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
          As used in this Section 13.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
Section 13.02 Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 13.03 Execution and Delivery.
          To evidence its Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents. Each Guarantor hereby agrees to execute a Notation of Guarantee substantially in the form included in Exhibit A hereto on each Note authenticated and delivered by the Trustee.
          Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 13.04 Subrogation.
          Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
Section 13.05 Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
Section 13.06 Release of Guarantees.
          Nothwithstanding any other provision of this Indenture, any Guarantee by a Restricted Subsidiary (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon:
     (1) such Subsidiary ceasing to constitute a Restricted Subsidiary in a transaction that complies with this Indenture (whether upon a sale, exchange, transfer or disposition of Capital Stock in such Restricted Subsidiary (including by way of merger or consolidation), or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary), or

     (2) the merger or dissolution of a Guarantor into the Issuer or another Guarantor or the transfer or sale of all or substantially all of the assets of a Guarantor to the Issuer or another Guarantor.
ARTICLE 14
SATISFACTION AND DISCHARGE
Section 14.01 Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when:
     (1) either (A) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; or
     (2) the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or Redemption Date;
     (3) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing under any Indebtedness of the Issuer or any Restricted Subsidiary on the date of such deposit;
     (4) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;
     (5) the Issuer or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Issuer; and
     (6) the Issuer has delivered to the Trustee an Officer’s Certificate and an opinion of independent counsel each stating that all conditions precedent under this Section 14.01 relating to the satisfaction and discharge of such Indenture have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (2) of this Section 14.01, the provisions of Section 14.02 and Section 8.06 shall survive.
Section 14.02 Application of Trust Money.
          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 14.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01; provided that if the Issuer has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 15
MISCELLANEOUS
Section 15.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
Section 15.02 Notices.
          Any notice or communication by the Issuer, any Guarantor, the Collateral Agent or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
c/o Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Facsimile: (404) 653-1224
Attention: General Counsel
If to the Trustee:
U.S. Bank National Association
1349 W. Peachtree Street, NW
Two Midtown Plaza, Suite 1050
Atlanta, GA 30309
Fax No.: (404) 898-8844
Attention: Muriel Shaw
          The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 15.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 15.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
     (a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 15.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 15.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 15.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 15.08 Governing Law.
          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 15.09 Force Majeure.
          In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 15.10 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.06. The provisions of Article 11 referring to the Collateral Agent shall inure to the benefit of such Collateral Agent.
Section 15.11 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.12 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.
Section 15.13 Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 15.14 Qualification of Indenture.
          The Issuer and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with and to the extent required by the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
Section 15.15 USA Patriot Act
          The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
[Signatures on following pages]

OXFORD INDUSTRIES, INC.
By:	/s/ Thomas C. Chubb III
	Name:	Thomas C. Chubb III
	Title:	President

Signature Page to Indenture

Each of the GUARANTORS
listed on Schedule I hereto except Tommy Bahama Texas Beverages, LLC

By:	/s/ Thomas C. Chubb III
Name: Thomas C. Chubb III
Title: Vice President

Tommy Bahama Texas Beverages, LLC,
By: Tommy Bahama Beverages, LLC, its sole member

By:	/s/ Thomas C. Chubb III
Name: Thomas C. Chubb III
Title: Vice President
Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Muriel Shaw
	Name:	Muriel Shaw
	Title:	Assistant Vice President

SCHEDULE I
Guarantors
BEN SHERMAN CLOTHING, INC.
LIONSHEAD CLOTHING COMPANY
OXFORD CARIBBEAN, INC.
OXFORD GARMENT, INC.
OXFORD INTERNATIONAL, INC.
OXFORD LOCKBOX, INC.
OXFORD OF SOUTH CAROLINA, INC.
PIEDMONT APPAREL CORPORATION
SFI OF OXFORD ACQUISITION CORPORATION
TOMMY BAHAMA GROUP, INC.
TOMMY BAHAMA BEVERAGES, LLC
TOMMY BAHAMA R&R HOLDINGS, INC.
TOMMY BAHAMA TEXAS BEVERAGES, LLC
VIEWPOINT MARKETING, INC.

EXHIBIT A
[Face of Note]
          [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
          [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
          [Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]
          [Insert the ERISA Legend, if applicable pursuant to the provisions of the Indenture]
          [Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                ]
 ISIN [                ]1
[RULE 144A][REGULATION S] GLOBAL NOTE
11.375% Senior Secured Notes due 2015

No. ___	[$ ]
OXFORD INDUSTRIES, INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars] on January 15, 2015.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1

[1]	Rule 144A Note CUSIP: 691497AD3
Rule 144A Note ISIN: US691497AD35
Regulation S Note CUSIP: U6919TAB6
Regulation S Note ISIN: USU6919TAB62
Exchange Note CUSIP: 691497AE1
Exchange Note ISIN: US691497AE18

          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: [                         ]

OXFORD INDUSTRIES, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[Back of Note]
11.375% Senior Secured Notes due 2015
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. Oxford Industries, Inc., a Georgia corporation, promises to pay interest on the principal amount of this Note at 11.375% per annum from June 30, 2009 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be January 15, 2010. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or  July 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of June 30, 2009 (the “Indenture”), among Oxford Industries Inc., the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 11.375% Senior Secured Notes due 2015. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. OPTIONAL REDEMPTION.
          (a) At any time prior to July 15, 2012, the Issuer may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to the greater of: (x) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, and (y) as determined by an Independent Investment Banker, the sum of the present values of 105.688% of the principal of the Notes being redeemed plus scheduled payments of interest (not including any portion of such payments of interest accrued as of the Redemption Date) from the date of redemption to July 15, 2012 discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the Redemption Date.
          (b) On or after July 15, 2012, the Issuer may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning July 15 of the years indicated below:

Redemption
Year	Price
2012	105.688%
2013	102.844%
2014 and thereafter	100.000%
          (c) In addition, at any time prior to July 15, 2012, the Issuer, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price equal to 111.375% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the initial aggregate principal amount of Notes must remain outstanding immediately after the occurrence of such redemption and the Issuer must complete such redemption within 90 days of the closing of the Equity Offering.
          (d) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.
          (e) In addition to the Issuer’s rights to redeem the Notes as set forth above, the Issuer may purchase Notes in open-market transactions, tender offers or otherwise
          6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
          8. OFFERS TO REPURCHASE.
          (a) If a Change of Control occurs, each Holder of Notes will have the right to require this Issuer to purchase all or any part (in integral multiples of $1,000 except that no partial redemption will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control offer. In the Change of Control offer, the Issuer will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). The Change of Control offer shall be made in accordance with Section 4.11 of the Indenture.
          (b) Under certain circumstances described in the Indenture, the Issuer will be required to apply the proceeds of Asset Sales to the repayment of the Securities and Permitted Additional Pari Passu Indebtedness. The offer shall be made in accordance with Section 4.09 of the Indenture
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
          11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
          12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
          15. GOVERNING LAW. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          16. CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
Oxford Industries Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Facsimile: (404) 653-1224
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

                                                                                                                                    (Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or 4.11 of the Indenture, check the appropriate box below:
☐ Section 4.09 ☐ Section 4.11
          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.11 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $___. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

	Amount of	Amount of increase	Principal Amount of	Signature of
	decrease in	in Principal	this Global Note	authorized officer
Date of	Principal Amount	Amount of this	following such	of Trustee or
Exchange	of this Global Note	Global Note	decrease or increase	Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

Notation of Guarantee
          Pursuant to the Indenture, dated as of June 30, 2009 (the “Indenture”), among Oxford Industries, Inc., the Guarantors named therein, and the Trustee, each Guarantor, subject to the provisions of Article 13 of the Indenture, hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under Section 13.01 of the Indenture.
          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

BEN SHERMAN CLOTHING, INC.
LIONSHEAD CLOTHING COMPANY
OXFORD CARIBBEAN, INC.
OXFORD GARMENT, INC.
OXFORD INTERNATIONAL, INC.
OXFORD LOCKBOX, INC.
OXFORD OF SOUTH CAROLINA, INC.
PIEDMONT APPAREL CORPORATION
SFI OF OXFORD ACQUISITION CORPORATION
TOMMY BAHAMA BEVERAGES, LLC
TOMMY BAHAMA GROUP, INC.
TOMMY BAHAMA R&R HOLDINGS, INC.
VIEWPOINT MARKETING, INC.,
as Guarantors

By:
Title:

TOMMY BAHAMA TEXAS BEVERAGES, LLC, as Guarantor
By Tommy Bahama Beverages, LLC, its sole member

TOMMY BAHAMA BEVERAGES, LLC

By:
Title:

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Facsimile: (404) 653-1224
Attention: General Counsel
U.S. Bank National Association
1349 W. Peachtree Street, NW
Two Midtown Plaza, Suite 1050
Atlanta, GA 30309
Fax No.: (404) 898-8844
Attention: Muriel Shaw
          Re: 11.375% Senior Secured Notes due 2015
          Reference is hereby made to the Indenture, dated as of June 30, 2009 (the “Indenture”), among Oxford Industries, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                                       (the “ Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                                         in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
          2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the

United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
          3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
          4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
5.	☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUER.

6.	☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUER.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ IAI Global Note (CUSIP [ ]); or
(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]), or

(iv)	☐ IAI Global Notes (CUSIP [ ]); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT B-1
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Facsimile: (404) 653-1224
Attention: General Counsel
U.S. Bank National Association
1349 W. Peachtree Street, NW
Two Midtown Plaza, Suite 1050
Atlanta, GA 30309
Fax No.: (404) 898-8844
Attention: Muriel Shaw
          Re: 11.375% Senior Secured Notes due 2015
          Reference is hereby made to the Indenture, dated as of June 30, 2009 (the “Indenture”), among Oxford Industries, Inc., the Guarantors named therein, and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $           aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
          we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, (F) in accordance with Rule 144 under the Securities Act or (G) in accordance with another exemption from the registration requirements of the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:

Name:
Title:
Dated:

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Facsimile: (404) 653-1224
Attention: General Counsel
U.S. Bank National Association
1349 W. Peachtree Street, NW
Two Midtown Plaza, Suite 1050
Atlanta, GA 30309
Fax No.: (404) 898-8844
Attention: Muriel Shaw
          Re: 11.375% Senior Secured Notes due 2015
          Reference is hereby made to the Indenture, dated as of June 30, 2009 (the “Indenture”), among Oxford Industries, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                               (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
     a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
     b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
     c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
     d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
     a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial

interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note ☐ IAI Global Note      , with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE ISSUER.
          4) ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUER.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                                         .

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                                         , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Oxford Industries, Inc., a Georgia Corporation (the “Issuer”) and U.S. Bank National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (the “Trustee”).
W I T N E S S E T H
          WHEREAS, each of Oxford Industries, Inc. and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 30, 2009, providing for the issuance of an unlimited aggregate principal amount of 11.375% Senior Secured Notes due 2015 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (2) Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
          (3) Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Indenture Obligations pursuant to Article XIII of the Indenture on a secured basis.
          (4) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          (5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          (8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
          (9) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
          (10) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

D-2

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee
By:
Name:
Title:

D-3